Exhibit 10.2

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO 2. TO SECOND AMENDED AND RESTATED AGREEMENT, dated as of February 20, 2007 (the “Amendment”), amends the Second Amended and Restated Agreement, made and entered into as of August 1, 2003, and, amended as of December 27, 2004 (the “Agreement”), by and between REPUBLIC AIRWAYS HOLDINGS INC. (the “Company”), a Delaware corporation, and ROBERT HAL COOPER (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement as and to the extent provided for herein,

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Dates. All references in the Agreement to the 2007 calendar year shall be references to the 2008 calendar year. All references in the Agreement to January 1, 2007 shall be references to January 1, 2008. All references in the Agreement to July 31, 2007 shall be references to July 31, 2008.

2.  Base Salary and Severance Compensation. The reference in Section 3(a) of the Agreement to $175,000 shall be a reference to $225,000 for the period from August 1, 2007 to July 31, 2008.

3.  Annual Deferred Compensation. The reference in Section 3(b) of the Agreement to $70,000 shall be a reference to $112,500.

4.  Severance Compensation. The Severance Compensation shall be on the same terms and conditions as in the Agreement, except that the amount of such Severance Compensation shall equal the Base Salary which would have been paid to the Executive for the remainder of the Term had he continued to be employed by the Company. The Severance Compensation shall be paid in a lump sum as soon as practicable following a qualifying termination as set forth in Section 4.

5.  Defined Terms. All capitalized terms used herein shall have the respective meanings ascribed to such terms in the Agreement unless otherwise defined herein.

6.  Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.  Miscellaneous. Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

REPUBLIC AIRWAYS HOLDINGS, INC.

Date: February 20, 2007	By:	/s/ Bryan K. Bedford
Name: Bryan K. Bedford
Title: President and Chief Executive Officer

Date: February 20, 2007	By:	/s/ Robert H. Cooper